AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT
                         AND LIMITED WAIVER AND CONSENT

          This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER AND CONSENT (this "Amendment") dated as of February 1, 1999 is by and between JAY JACOBS, INC., a Washington corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Loan Agreement (as hereinafter defined).

                                    RECITALS

          WHEREAS, FINOVA and Borrower are parties to that certain Loan and Security Agreement, dated as of May 29, 1998 (as amended by Amendment No. 1 dated as of July 17, 1998, the "Existing Loan Agreement", and as further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement");

          WHEREAS, Borrower and FINOVA desire to amend the Existing Loan Agreement to, inter alia, (i) modify the calculation of Advance Rate, (ii) establish a loan reserve for required computer upgrades, (iii) extend the time period in which Borrower must remedy Year 2000 Problems, (iv) modify certain definitions and covenants with respect to Borrower's issuance of new preferred stock and warrants and (v) modify certain other provisions as set forth herein; and

          WHEREAS, Borrower has requested that FINOVA, and, subject to the terms and conditions of this Amendment, FINOVA has agreed to, (i) waive certain Events of Default with respect to Borrower's EBITDA compliance under the Loan Agreement, (ii) amend certain financial covenants of Borrower and (iii) consent to the funding of certain payments to certain Subordinating Creditors;

          NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          Section 1. Amendments To The Existing Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, the parties hereto hereby agree to amend the Existing Loan Agreement as follows:

               (a) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following new defined terms in the proper alphabetical order:

          "Securities Purchase Agreement" has the meaning ascribed to such term in Section 6.1.25 hereto.

          "Series D Preferred Stock" has the meaning ascribed to such term in Section 6.1.25 hereto.

          "Subordinated Debt Exchange" has the meaning ascribed to such term in Section 6.1.25 hereto.

          "Year 2000 Reserve" means a special Loan Reserve of $300,000 reflecting approximately one-half of the amount needed for Borrower to upgrade its existing MIS system for its chief executive office and the POS terminals at each of its store locations to remedy any Year 2000 Problems. Such Year 2000 Reserve shall be reduced dollar for dollar by each expenditure by Borrower in calendar year 1999 for such computer upgrading upon FINOVA's receipt from Borrower of satisfactory written evidence of payment therefor; provided Borrower has spent an initial $300,000 on such computer upgrading.

               (b) The definition of "Advance Rate" set forth in Section 1.1 of the Existing Loan Agreement is hereby amended and restated to read as follows:

          "Advance Rate" means a percentage rate, established on a monthly basis, equal to the product of (i) the Net GOB Sale Value Rate of Borrower's Eligible Inventory as of the date of the most recent monthly Appraisal Report and (ii) a percentage equal to (A) from the Closing Date to and including August 15, 1999, 100% and (B) from August 16, 1999 thereafter, 95%. The Advance Rate so computed will remain in effect until the next monthly Appraisal Report has been delivered. In the event, for any reason, the next monthly Appraisal Report is not timely delivered, FINOVA shall be entitled to adjust the Advance Rate or impose such Loan Reserves as FINOVA may deem appropriate in its discretion until such monthly Appraisal Report is received. So long as no Event of Default has occurred and is continuing, (i) during the period commencing on January 1 and ending August 15 of each year, the Net GOB Sale Value Rate shall be determined by reference to the "low" or "slow" selling season rate specified in the applicable Appraisal Report and
          (ii) during the period commencing August 16 and ending December 31 of each year, the Net GOB Sale Value Rate shall be determined by reference to the "high" or "prime" selling season rate specified in the applicable Appraisal Report. Without limiting any of FINOVA's other rights and remedies, anytime any Event of Default has occurred and is continuing, FINOVA may adjust the Advance Rate and/or impose such Loan Reserves as FINOVA may deem appropriate in its discretion. Notwithstanding the foregoing, during the period commencing January 11, 1999 through and including February 15, 1999, the Net GOB Sale Value Rate shall be determined by reference to the "high" or "prime" selling season rate specified in the applicable Appraisal Report; provided, that such Net GOB Sale Value Rate shall be reduced by deducting 1% on January 11, 1999 and an additional 1% on each Monday of each calendar week occurring thereafter through and including February 15, 1999 at which time the Net GOB Sale Value Rate shall no longer be governed by this sentence. For purposes of illustration only, if the Net GOB Sale Value Rate for January 11, 1999 equals 80%, the Advance Rate which would be applicable on January 11, 1999 would equal 79% (i.e., 80% - 1% = 79%).

               (c) The definition of "Loan Reserve" set forth in Section 1.1 of the Existing Loan Agreement is hereby amended by adding the language "Year 2000 Reserve" after the language "In-Transit Reserve,".

               (d) The definition of "Preferred Stock" set forth in Section 1.1 of the Existing Loan Agreement is hereby amended by (i) deleting the word "and" appearing after the language "Series B Preferred Stock" and inserting a comma (",") in place thereof and (ii) adding the language "Series D Preferred Stock" immediately after the language "Series C Preferred Stock" appearing in the third line thereof.

               (e) The definition of "Statement of Rights and Preferences of Preferred Stock" set forth in Section 1.1 of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "Statement of Rights and Preferences of Preferred Stock" means collectively, (i) the Statement of Rights and Preferences of Series A Preferred Stock and Series B Preferred Stock of the Borrower, as in effect on December 3, 1997, (ii) the Statement of Rights and Preferences of Series C Preferred Stock of the Borrower, as in effect on March 11, 1998, and (iii) the Statement of Rights and Preferences of Series D Preferred Stock of the Borrower, as in effect on February 1, 1999, as each may be amended from time to time with the prior written consent of FINOVA.

               (f) Section 6.1.14 of the Existing Loan Agreement is hereby amended by replacing the language "the first anniversary of the Closing Date" with "October 1, 1999".

               (g) Section 6.1.22 of the Existing Loan Agreement is hereby amended by replacing the language "the first anniversary of the Closing Date" with "October 1, 1999".

               (h) Section 6.1 of the Existing Loan Agreement is amended by adding at the end thereof a new Section 6.1.25 as set forth below:

          6.1.25 Securities Purchase Agreement Transactions. Issue, in one or more tranches, certain warrants for Borrower's common stock and up to 40,000 shares of Borrower's Series D Preferred Stock (the "Series D Preferred Stock") to certain Subordinating Creditors for gross cash consideration of $100 per share of Series D Preferred Stock in accordance with the terms of that certain Securities Purchase Agreement dated on or about February 1, 1999 between Borrower and certain Subordinating Creditors (the "Securities Purchase Agreement"). Borrower further covenants that the first $2,000,000 of gross cash proceeds generated from the issuance of such Series D Preferred Stock (from which the reasonable out-of-pocket costs and expenses of the purchasers of such Series D Preferred Stock may be deducted) will be received no later than February 1, 1999 and be paid to FINOVA to reduce the Revolving Credit Loans and the balance of proceeds from subsequent issuances of such Series D Preferred Stock will be used to reduce past due trade obligations and for other purposes at the sole discretion of the purchasers of such Series D Preferred Stock, provided such purposes are in compliance with the terms of the Loan Documents. Borrower also covenants that on or prior to February 1, 1999, Borrower's existing $2,000,000 Subordinated Debentures dated March 11, 1998 will be exchanged pursuant to the Securities Purchase Agreement for
          (x) certain warrants for Borrower's common stock, (y) new subordinated debentures having a maturity date of December 31, 2001 and requiring payment of all interest obligations thereunder only on such maturity date (the "Subordinated Debt Exchange") and (z) payment of the obligations described in Section 2(b) of Amendment No. 2 to Loan and Security Agreement and Limited Waiver and Consent dated as of February 1, 1999 between FINOVA and Borrower.

               (i) Section 6.2.17 of the Existing Loan Agreement is hereby amended by amending and restating clause (y) to read as follows:

          (y) the warrants issued to certain Subordinating Creditors, pursuant to the terms of (i) the Subordinated Debenture Purchase Agreement, dated as of March 11, 1998, between Borrower and certain Subordinating Creditors and (ii) the Securities Purchase Agreement, and

               (j) Section 2.6 of the Schedule to the Existing Loan Agreement is hereby amended by adding a new paragraph at the end of such section as follows:

          Amendment No. 2 Fee Borrower agrees to pay to FINOVA an Amendment No. 2 Fee of $30,000, in connection with the execution and delivery of Amendment No. 2 to Loan and Security Agreement and Limited Waiver and Consent between FINOVA and Borrower, which shall be fully earned as of the date of execution of such Amendment No. 2 but shall be payable in five (5) installments of $6,000 beginning on the effective date of such Amendment No. 2 and on the first Business Day of each month thereafter through and including June 1, 1999.

               (k) The EBITDA covenant set forth in Section 6.1.13 of the Schedule to the Existing Loan Agreement is hereby amended and restated in its entirety to read a follows:

     EBITDA: Borrower shall maintain Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (i) on a cumulative basis (as defined below) beginning May 1, 1998 to and including January 30, 1999, (ii) on a cumulative basis beginning February 1, 1999 through and including January 29, 2000 and (iii) for the trailing twelve month period for every monthly measurement period after January 29, 2000, as follows:

                            Measurement Period Ending                   EBITDA
                            -------------------------                   ------
                         May 30, 1998                                  None
                         July 4, 1998                                 $150,000
                         August 1, 1998                               $100,000
                         August 29, 1998                              $661,000
                         October 3, 1998                              $938,000
                         October 31, 1998                           $1,099,000
                         November 28, 1998                          $1,766,000
                         January 2, 1999                            $4,246,000
                         January 30, 1999                           $3,401,000

                         February 27, 1999                        ($1,613,000)
                         April 3, 1999                            ($1,850,000)
                         May 1, 1999                              ($1,963,000)
                         May 29, 1999                             ($1,575,000)
                         July 3, 1999                               ($800,000)
                         July 31, 1999                              ($790,000)
                         August 28, 1999                            ($280,000)
                         October 2, 1999                              $216,000
                         October 30, 1999                             $326,000
                         November 27, 1999                            $352,000
                         January 1, 2000                            $2,517,000
                         January 29, 2000                           $2,069,000
                         February 26, 2000                          $3,000,000
                         April 1, 2000                              $3,000,000
                         April 29, 2000                             $3,000,000
                         May 27, 2000                               $3,000,000
                         June 1, 2000                               $3,000,000
                         July 29. 2000                              $3,000,000
                         August 26, 2000                            $3,000,000
                         September 30, 2000                         $3,000,000

                                       5

                         October 28, 2000                           $3,000,000
                         November 25, 2000                          $3,000,000
                         December 30, 2000                          $3,000,000
                         February 3, 2001                           $3,000,000

                         As used above, "cumulative basis" shall mean the amount of EBITDA generated from the designated starting date of the period (i.e., May 1, 1998 or February 1, 1999) to the end of the relevant measurement period designated in the column above. Borrower shall not be deemed to be in breach of the foregoing covenant unless Borrower fails to comply with the projected EBITDA levels for two consecutive months, provided, that the actual EBITDA in each such month is no more than $300,000 below the projected EBITDA level for such month; provided, further that after FINOVA's receipt of Borrower's projections for calendar year 2000, Borrower and FINOVA agree to enter into good faith negotiations to reset the EBITDA levels for all periods ending after January 29, 2000. In the event that no written agreement between Borrower and FINOVA is reached prior to January 1, 2000, required EBITDA level shall be as set forth above for such subsequent periods.

          Section 2. Limited Waiver; Limited Consent.

               (a) Limited Waiver. Borrower hereby acknowledges and agrees that certain Events of Default exist by virtue of the failure of Borrower to maintain the required EBITDA for the periods ending November 28, 1998, January 2, 1999 and January 30, 1999 as set forth in Section 6.1.13 of the Existing Loan Agreement (the "Existing Defaults"). Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, FINOVA hereby waives the Existing Defaults; provided, that nothing contained herein shall in any way waive, release, modify or limit Borrower's obligations to meet future EBITDA requirements and to otherwise comply with each of the terms and conditions of the Existing Loan Agreement nor any of FINOVA's rights and privileges in respect thereof.

               (b) Limited Consent. In connection with the proposed issuance of the Series D Preferred Stock and the proposed Subordinated Debt Exchange described above, Borrower has requested that Borrower be permitted to fund payments of up to (I) $140,000 of outstanding interest obligations in respect of Borrower's $2,000,000 Subordinated Debentures, dated March 11, 1998, and (II) $57,500 of preferred dividend obligations pursuant to the terms of the Statement of Rights and Preferences of Series A Preferred Stock and Series B Preferred Stock of Jay Jacobs, Inc., adopted by the Borrower on December 2, 1997 (the payments described in clauses (I) and (II) above, the "Proposed Payments"). Subject to the satisfaction of the conditions to effectiveness of this Amendment, FINOVA hereby consents to the Borrower funding, and the applicable Subordinating Creditors receiving, the Proposed Payments so long as each of the "Required Payment Conditions" set forth below are satisfied on the date of the funding of the Proposed Payments. As used herein, "Required Payment Conditions" shall mean, at the time of funding any Proposed Payment (x) Borrower shall have issued not less than 20,000 shares of its Series D Preferred Stock for gross cash consideration of not less than $2,000,000 (less the reasonable out of pocket costs and expenses of the purchasers thereof), (y) no Event of Default or event which, with the passage of time or the provision of notice or both, would constitute an Event of Default, has occurred and is continuing under the Loan Agreement and no Event of Default would result from the making of such Proposed Payment, and (z) according to the monthly financial statements submitted to FINOVA by Borrower pursuant to the Loan Agreement, (i) Borrower will have a Debt Service Coverage Ratio of no less than 1.0:1.0 and (ii) Borrower will have at least $500,000 of Excess Availability (as defined in the Loan Agreement) for the 30 day period immediately preceding the date of such payment (taken as an average) and immediately after giving effect to such proposed payment.

          Section 3. Representations And Warranties Of Borrower. Borrower represents and warrants that:

               (a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

               (b) each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

               (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's certificate or articles of organization or by-laws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to FINOVA on or before the date hereof.

          Section 4. Acknowledgments Regarding Loan Agreement.

               (a) Except as specifically amended above, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of FINOVA under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

               (c) Borrower hereby acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to the Obligations or the payment thereof when due.

          Section 5. Costs And Expenses. As provided in Section 8.1 of the Loan Agreement, Borrower agrees to reimburse FINOVA for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment (and the other documents to be delivered in connection herewith).

          Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

          Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

          Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

          Section 9. Effectiveness.

               (a) This Amendment shall become effective when each of the following conditions precedent have been met to the satisfaction of FINOVA or waived in writing by FINOVA:

                    (i) Amendment. Each of FINOVA and Borrower shall have delivered to the other duly executed counterparts to this Amendment;

                    (ii) Representations. The representations and warranties contained herein shall be true and correct in all respects; and

                    (iii) Guarantors' Consent. Guarantor shall have delivered to FINOVA duly executed counterpart to the form of Acknowledgment and Consent attached to this Amendment.

                    (iv) Subordination Agreement Amendment. Borrower and each Subordinating Creditor party thereto shall have delivered to FINOVA duly executed counterparts to Amendment No. 1 to Subordination Agreement in the form of Exhibit A attached to this Amendment.

                    (v) Securities Purchase Agreement. FINOVA shall have received and approved the final form of the Securities Purchase Agreement and be satisfied that (I) each of the conditions to the "First Closing" (as defined therein) set forth in Sections 6 and 7 of such Securities Purchase Agreement (except for the condition regarding the effectiveness of this Amendment) have been met and (II) that the "Original Debentures" shall have exchanged and replaced with the "New Debentures" (as such terms are defined in the Securities Purchase Agreement).

                    (vi) First Closing Proceeds. FINOVA shall have received cash proceeds of the initial issuance of 20,000 shares of the Series D Preferred Stock in an amount equal to $2,000,000 less the reimbursable out-of-pocket costs and expenses of the purchasers thereof.

                            [Signature page follows]

                       [Signature Page to Amendment No. 2]

          IN WITNESS WHEREOF, the parties hereto hereupon set their hands as of the date first written above.

                                       JAY JACOBS, INC.


                                       By: /s/ WILLIAM L. LAWRENCE, JR.
                                           ------------------------------------
                                             William L. Lawrence, Jr.
                                       Its:  Executive Vice President

                                       FINOVA CAPITAL CORPORATION


                                       By: /s/ [NOT LEGIBLE]
                                           ------------------------------------
                                       Its:  Vice President


                      [Signature Page to Amendment No. 2]

                           Acknowledgment and Consent


          The undersigned hereby acknowledges receipt of the attached Amendment and consents to the execution and performance thereof by Jay Jacobs, Inc. The undersigned hereby also reaffirms that the guarantee of such undersigned in favor of FINOVA remains in full force and effect and acknowledges and agrees that there is no defense, setoff or counterclaim of any kind, nature or description to obligations arising under such guarantee.

                                       J.J. DISTRIBUTION COMPANY


                                       By: /s/ WILLIAM L. LAWRENCE, JR.
                                           ------------------------------------
                                           Name:  William L. Lawrence, Jr.
                                           Title: President

           [Guarantor's Acknowledgment and Consent to Amendment No. 2]